EXHIBIT 10(B)

                     FIRST AMENDMENT TO THE SCOTTS COMPANY
                         EMPLOYEES' PENSION PLAN DATED

                                APRIL 18, 1995

                                FIRST AMENDMENT

                                      TO

                              THE SCOTTS COMPANY
                            EMPLOYEES' PENSION PLAN

      WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Employees' Pension Plan (the "Plan"); and

      WHEREAS, the Plan was amended and restated effective January 1, 1989; and

      WHEREAS, the Retirement Protection Act of 1994 changed the minimum applicable interest rate for valuing lump sum distributions;

      NOW, THEREFORE, effective for distributions made after the date this Amendment is executed, the second paragraph of Section 4.08 of the Plan is hereby amended as follows:

      In any case, upon direction of the Administrative Committee, a lump sum payment equal to the retirement allowance multiplied by the appropriate factor contained in Table 6 or 7 of Appendix A shall be made in lieu of any retirement allowance payable to a Member or his spouse or contingent annuitant, or any vested benefit payable to a former Member or his spouse, if the present value of such allowance or benefit amounts to $3,500 or less. In no event, however, shall that adjustment factor produce a lump sum that is less than the amount determined by using the annual rate of interest on 30-year Treasury securities for the month before the date of distribution (or such earlier time as the Secretary of the Treasury may prescribe) and the prevailing NAIC standard mortality table. The lump sum payment may be made at any time on or after the date the Member has terminated employment and prior to benefit commencement. Any lump sum distribution shall be paid in accordance with
      Section 4.11.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 18th day of April, 1995.

                                          THE SCOTTS COMPANY

                                          By: /s/ ROBERT A. STERN
                                                  Robert A. Stern,
                                                  Vice President